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                                                                       Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                               INTELLIGROUP, INC.
                           (A NEW JERSEY CORPORATION)

                                       AND

                               OXFORD SYSTEMS INC.
                           (A NEW JERSEY CORPORATION)



         AGREEMENT AND PLAN OF MERGER dated the 2nd day of December, 1996 between Intelligroup, Inc. ("Intelligroup"), a New Jersey corporation and its wholly-owned subsidiary, Oxford Systems Inc. ("Oxford"), a New Jersey corporation.

                                   WITNESSETH:

         WHEREAS, Intelligroup is a corporation organized and existing under and by virtue of the laws of the State of New Jersey and was incorporated therein on October 15, 1987; and

         WHEREAS, Oxford is a corporation organized and existing under the laws of the State of New Jersey and was incorporated therein on May 28, 1993; and

         WHEREAS, Intelligroup owns 100% of the issued and outstanding shares of capital stock of Oxford; and

         WHEREAS, the Board of Directors of Intelligroup, acting pursuant to
Section 14A:10-5.1, of the New Jersey Business Corporation Act (the "Act") deems it desirable and in the best interests of the corporation and its shareholders to effect a statutory subsidiary-parent merger so that Oxford shall be merged into Intelligroup (the "Merger") upon the terms and conditions set forth herein and in accordance with the Act.

         NOW, THEREFORE, in consideration of the promises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Intelligroup and approved by a resolution
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adopted by its Board of Directors and being thereunto duly entered into by
Oxford and intending to be legally bound, the Agreement and Plan of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement and Plan of Merger set forth.

         1. The names of the constituent corporations are Intelligroup and Oxford (sometimes herein called the "Constituent Corporations"). The name of the surviving corporation is Intelligroup, Inc. (sometimes herein called the "Surviving Corporation") and following the merger its name shall remain Intelligroup, Inc. as set forth in its Amended and Restated Certificate of Incorporation. Upon the effective date of the Merger, the separate corporate existence of Oxford shall cease and the Surviving Corporation shall possess all the rights, privileges, powers, immunities, purposes and franchises, both public and private, of the Constituent Corporations, and shall become the owner, without other transfer, of all of the real and personal property, tangible and intangible, of the Constituent Corporations, and the Surviving Corporation shall become subject to all of the obligations and liabilities of the Constituent Corporations.

         2. The existing Amended and Restated Certificate of Incorporation of Intelligroup, currently on file with the State of New Jersey and as in effect on the effective date of the Merger, shall be the Amended and Restated Certificate of Incorporation until the same shall be altered, amended, or restated, or until a new Certificate of Incorporation is adopted as provided therein and in the manner prescribed by the provisions of the Act.

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         3. The By-Laws of Intelligroup, as in effect on the effective date of the Merger, shall be the By-Laws of the Surviving Corporation until the same shall be altered, amended or repealed, or until new By-Laws are adopted as provided therein and in the manner prescribed by the provisions of the Act.

         4. The directors and officers of the Surviving Corporation, in office on the effective date of the Merger shall be the members of the Board of Directors and the officers of the Surviving Corporation, respectively, all of whom shall hold their respective directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-Laws of the Surviving Corporation.

         5. Upon the effective date of the Merger, the manner and basis of converting the shares of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

                  (a) All issued and outstanding shares of the capital stock of Oxford shall automatically and by operation of law be canceled and all certificates evidencing ownership of such shares shall be void and of no effect and shall cease to exist on the effective date of the Merger; and

                  (b) All issued and outstanding shares of capital stock of the Surviving Corporation shall remain issued and outstanding.

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         6. Neither of the Constituent Corporations shall, prior to the effective date of the Merger, engage in any activity or transaction, other than in the ordinary course of business, except as contemplated by this Agreement and Plan of Merger.


         7. Pursuant to Section 14A:10-5.1 of the Act, this Agreement and Plan of Merger and related matters shall not be submitted for approval to the shareholders of the Constituent Corporations.

         8. The Board of Directors of Intelligroup may, in its discretion, abandon this Merger without further action or approval by the shareholders of the Constituent Corporations, at any time before the effective date of the Merger.

         9. The Merger herein provided for shall be effective on December 31, 1996.


         10. This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of New Jersey.


         11. This Agreement and Plan of Merger may be executed in any number of counterparts, and all such counterparts and copies shall be and constitute an original instrument.

                                   **********

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and
Plan of Merger to be duly executed, acknowledged and certified as of the date first above written.


                                            INTELLIGROUP, INC.
Attest:                                     (a New Jersey corporation)


/s/ Robert M. Olanoff                       By:/s/ Ashok Pandey
-----------------------------                 ---------------------------------
Robert M. Olanoff                             Ashok Pandey
Secretary                                     President

                                            OXFORD SYSTEMS INC.

Attest:                                     (a New Jersey corporation)


/s/ Rajkumar Koneru                         By:/s/ Ashok Pandey
-----------------------------                 ---------------------------------
Rajkumar Koneru                               Ashok Pandey
Secretary                                     President

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                  I, Robert Olanoff, being duly sworn do depose and say: I was present, and did see Ashok Pandey, the President, and Robert M. Olanoff, the Secretary, of Intelligroup, Inc. to me personally known to be the persons described in and who executed the within document on behalf of the said company, sign and execute the same and affix thereto the seal of the company. The signatures are in the handwriting of the said President and Secretary and were subscribed to and the seal of the said company was affixed to the within document in my presence.


                  Sworn to before me on this 2nd day of December, 1996


                  /s/ Robert Olanoff, Secretary
                  -------------------------------------------------
                  Signature and Title of Officer Administering Oath

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                  I, Robert Olanoff, being duly sworn do depose and say: I was present, and did see Ashok Pandey, the President, and Rajkumar Koneru, the Secretary, of Oxford Systems Inc. to me personally known to be the persons described in and who executed the within document on behalf of the said company, sign and execute the same and affix thereto the seal of the company. The signatures are in the handwriting of the said President and Secretary and were subscribed to and the seal of the said company was affixed to the within document in my presence.


                  Sworn to before me on this 2nd day of December, 1996


                  /s/ Robert  Olanoff, Secretary
                  -------------------------------------------------
                  Signature and Title of Officer Administering Oath

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